EXHIBIT 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the three months ended September 30, 2003 (the “Report”), by Xybernaut Corporation (the “Registrant”), the undersigned hereby certifies that, to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ EDWARD G. NEWMAN
Edward G. Newman
Chief Executive Officer and
Chairman of the Board of Directors
November 13, 2003

/s/ THOMAS D. DAVIS
Thomas D. Davis
Senior Vice President and
Chief Financial Officer
November 13, 2003

/s/ STEVEN A. NEWMAN
Steven A. Newman
President, Chief Operating Officer and
Vice Chairman of the Board of Directors
November 13, 2003

A signed original of this written statement required by Section 906 has been provided to
Xybernaut Corporation and will be retained by Xybernaut Corporation, and furnished to the
Securities and Exchange Commission or its staff upon request.